UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2021

YUNHONG INTERNATIONAL

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39226	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 - 19/F, 126 Zhong Bei,

Wuchang District, Wuhan, China

People’s Republic of China

430061

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +86 131 4555 5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, one-half of one Warrant and one Right	ZGYHU	The NASDAQ Stock Market LLC
Class A Ordinary Shares, par value $0.001 per share	ZGYH	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	ZGYHW	The NASDAQ Stock Market LLC
Rights, each exchangeable into one-tenth of one Class A Ordinary Share	ZGYHR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 18, 2021, Yunhong International (the “Company”) held an extraordinary general meeting of shareholders (the “Extension Meeting”) to approve an amendment to the Company’s third amended and restated articles of incorporation (the “Memorandum and Articles of Association”) to extend the date by which the Company has to consummate a business combination from November 18, 2021 to up to May 18, 2022 (if the Company’s sponsor chooses to extend the period of time to consummate a business combination by depositing into the trust account of the Company (the “Trust Account”) an amount of $0.10 for each Public Share (as defined below) that are not redeemed for each three months extension) (the “Extension Amendment Proposal”). There were 7,219,500 Class A ordinary shares of the Company and 1,725,000 issued and outstanding Class B ordinary shares issued and outstanding on October 20, 2021, the record date for the Extension Meeting. At the Extension Meeting, there were 5,088,980 shares present by proxy, representing approximately 56.90% of the total shares outstanding as of the record date, which constituted a quorum.

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
5,088,980	0	0	0

Shareholders holding 1,091,949 Public Shares of the Company’s exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account for approximately $11.26 million (approximately $10.31 per share).

Item 8.01	Other Events.

On November 18, 2021, the Company’s sponsor notified the Company that it will not make additional contributions to the Company’s Trust Account. Accordingly, there will be no contribution of $0.10 per Public Share for the extension period commencing on November 18, 2021 or any subsequent extension period. Due to the Company’s inability to consummate an initial business combination within the time period required by its Memorandum and Articles of Association, it intends to dissolve and liquidate in accordance with the Memorandum and Articles of Association and will redeem all of its outstanding Class A ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.31.

As of the close of business on November 24, 2021, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the trustee of the Trust Account to take all necessary actions to immediately liquidate the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Holders of Public Shares may redeem their shares for their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to American Stock Transfer & Trust Company, LLC, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares will be completed within ten (10) business days after November 18, 2021.

The Company’s initial shareholders have waived their redemption rights with respect to the outstanding ordinary shares issued prior to the Company’s initial public offering or in a private placement in connection with the closing of the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants and rights, which will expire worthless.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yunhong International

	By:	/s/ Patrick Orlando
		Name:	Patrick Orland
		Title:	Chief Executive Officer

Dated: November 19, 2021